UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2015

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:                              DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 27, 2015, Melissa A. Clouse, Vice President, Controller and Principal Accounting Officer of Waddell & Reed Financial, Inc. (the “Company”), announced her intention to resign from such positions in order to establish a better work/life integration with her young family.  Ms. Clouse will transition to a role in the Company’s Human Resources department as Assistant Vice President, Senior Human Resources Analyst and will, among other responsibilities, oversee accounting for, and coordination of, the Company’s Pension and Post-Retirement Medical Plans.

The Company is in the process of identifying Ms. Clouse’s successor.  Effective September 7, 2015, Mr. Brent K. Bloss, the Company’s Senior Vice President, Chief Financial Officer and Treasurer will function as the Company’s principal accounting officer until such person is identified and hired.  During this period, Ms. Clouse will assist with the transition and continue to provide support the Finance Division on key financial reporting responsibilities to ensure a smooth transition.  Mr. Bloss’ biography is incorporated herein by reference to the Company’s definitive proxy statement for its 2015 annual meeting of stockholders filed with the Securities and Exchange Commission on February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: September 1, 2015	By:	/s/ Brent K. Bloss
Brent K. Bloss
Senior Vice President, Chief Financial Officer and Treasurer